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                                                                     EXHIBIT 3.2

                           AMENDED AND RESTATED BYLAWS
                         AQUILA MERCHANT SERVICES, INC.

                                    ARTICLE I

                                  STOCKHOLDERS

     SECTION 1. ANNUAL MEETINGS. The Corporation shall hold regular annual meetings of its Stockholders for the election of Directors and for the transaction of such other business as may properly be brought before the meeting at its executive offices in Kansas City, Missouri or at such other locations as the Board of Directors may designate, on the second Wednesday in June, if not a legal holiday, and if a legal holiday, then on the first day following which is not a legal holiday, or at such other date as may be designated from time to time by the Board of Directors and stated in the notice of the meeting.

     SECTION 2. SPECIAL MEETINGS. At any time in the interval between annual meetings, special meetings of the Stockholders may be called by the President or by a Vice President, or by a majority of the Board of Directors by vote at a meeting or in writing with or without a meeting, or by not less than one-fifth of all of the outstanding shares entitled to vote at such meeting. Special meetings of the Stockholders shall be held at the executive offices of the Corporation in Kansas City, Missouri, except in cases in which the calls therefore designate some other place either within or without the State of Missouri.

     SECTION 3. NOTICE OF MEETING. Notice of every annual meeting or special meeting of the Stockholders shall state the place, day and hour of such meeting and shall be given to each Stockholder entitled to vote at such meeting. Notice of every special meeting shall state the purpose or purposes of the proposed meeting. Failure to give notice of any annual meeting, or any irregularity in such notice, shall not affect the validity of such annual meeting or of any proceedings at such meeting, except as otherwise required by law, by the Certificate of Incorporation or by the Bylaws.

     It shall not be requisite to the validity of any meeting of Stockholders that notice thereof, whether prescribed by law, by the Certificate of Incorporation or by these Bylaws, shall have been given to any Stockholder who attends in person or by proxy, except as otherwise prescribed by law, or to any Stockholder who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice.

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     SECTION 4. QUORUM. At all meetings of Stockholders, the holders of record of a majority of the shares of stock of the Corporation issued and outstanding and entitled to vote thereat, present in person or by proxy, shall constitute a quorum for the transaction of business.

     SECTION 5. VOTING. All elections of Directors shall be by ballot. Except in cases in which it is by statute, by the Certificate of Incorporation or by these Bylaws otherwise provided, each Stockholder shall at every meeting of the Stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such Stockholder and a majority of the votes shall be sufficient to elect and to pass any measure.

     SECTION 6. PROXIES. Any Stockholder entitled to vote at any meeting of Stockholders may vote either in person or by proxy, but no proxy which is dated more than three (3) years before the meeting at which it is offered shall be accepted, unless such proxy shall, on its face, name a longer period for which it is to remain in force. Every proxy shall be in writing subscribed by the Stockholder or his duly authorized attorney, and dated, but need not be sealed, witnessed or acknowledged.

     In lieu thereof, to the extent permitted by law, a proxy may be transmitted in a telegram, cablegram or other means of electronic transmission provided that the telegram, cablegram or electronic transmission either sets forth or is submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the Stockholder. A copy, facsimile transmission or other reliable reproduction of a written or electronically-transmitted proxy authorized by this Section 6 may be substituted for or used in lieu of the original writing or electronic transmission.

     SECTION 7. LIST OF STOCKHOLDERS. A complete list of the Stockholders entitled to vote at each meeting of Stockholders arranged by class in alphabetical order, with the address of each according to the records of the Corporation and the number of voting shares registered in the name of each, shall be prepared by the Secretary and shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days before every meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present and shall be the only evidence as to who are the Stockholders entitled to examine the list of Stockholders or to vote in person or by proxy at such meeting.


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     SECTION 8. CONSENT OF STOCKHOLDERS. Unless otherwise provided in the
Certificate of Incorporation, any action required to be taken at any annual or special meeting of Stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such Stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize to take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those Stockholders who have not consented in writing.

                                   ARTICLE II

                               BOARD OF DIRECTORS

     SECTION 1. NUMBER, TERM OF OFFICE, POWERS. The exact number of Directors of the Corporation shall be fixed from time to time solely by the vote of not less than a majority of the Directors then in office. Each Director shall be elected at the annual meeting of Stockholders. Each Director shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal.

     Directors need not be Stockholders. The business and property of the Corporation shall be conducted and managed by its Board of Directors, which may exercise all of the powers of the Corporation except such as are by statute, by the Certificate of Incorporation or by these Bylaws conferred upon or reserved to the Stockholders. The Board of Directors shall keep full and fair account of its transactions.

     SECTION 2. ANNUAL MEETING. The annual meeting of the Board of Directors shall be held immediately following the annual meeting of Stockholders at the place where such meeting of Stockholders was held or at such other place as the Board of Directors shall determine.

     SECTION 3. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held at such time and at such place as may be fixed from time to time by the Board of Directors.

     SECTION 4. SPECIAL MEETINGS. Special meetings of the Board of Directors shall be called by the Secretary at the direction and upon the request of the President or any two Directors, and notice of the place, day and hour of every special meeting shall be given to each Director by the mailing of notice to each Director at least 48 hours before the meeting or by notifying each Director of the meeting at least 24 hours prior thereto either personally, by telephone, telegram, cablegram or electronic or facsimile


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transmission. It shall not be requisite to the validity of any meeting of the
Board of Directors that notice thereof shall have been given to any Director who attends, or to any Director who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. No notice of adjourned meetings of the Board of Directors need be given. All regular and special meetings of the Board of Directors shall be general meetings, this is to say, open for the transaction of any business within the powers of the Corporation without special notice of such business, except in cases in which special notice is required by law, by the Certificate of Incorporation, by these Bylaws or by the call of such meeting.

     SECTION 5. QUORUM. At all meetings of the Board of Directors, one-third of the total number of the Directors shall constitute a quorum for the transaction of business. Except in cases in which it is by law, by the Certificate of Incorporation or by the Bylaws otherwise provided, a majority of such quorum shall decide any questions that may come before the meeting. In the absence of a quorum, the Directors present by majority vote may adjourn the meeting from time to time without notice other than by verbal announcement at the meeting until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

     SECTION 6. VACANCIES. Vacancies occurring in the Board of Directors through death, resignation, increase in the number of Directors, or any other cause may be filled by the vote of a majority of the remaining Directors, although such majority is less than a quorum.

     SECTION 7. COMMITTEES. The Board of Director may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee shall have such powers as are granted to it by the resolution of the Board or by subsequent resolutions passed by a majority of the whole Board. Nothing herein shall limit the authority of the Board of Directors to appoint other committees consisting in whole or in part of persons who are not Directors of the Corporation to carry out such functions as the Board may designate.

     SECTION 8. PRESENCE AT MEETING. Members of the Board of Directors or any committee designated by such Board may participate in the meeting of said Board or committee by means of conference telephone or similar communications equipment by means of which all persons in the meeting can hear each other and participate. The ability to participate in a meeting in the above manner shall constitute presence at said meeting for purposes of a quorum and any action thereat.


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     SECTION 9. ACTION WITHOUT MEETINGS. Any action required to be taken at any meeting of the Board of Directors or any committee designated by such Board may be taken without a meeting, if all members of the Board or committee consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

     SECTION 10. COMPENSATION. Directors may receive such compensation as may be fixed for their services by resolution of the Board of Directors, and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting thereof. Nothing in this Section shall be construed to preclude a Director from serving the Corporation in any other capacity and receiving compensation therefore.

     SECTION 11. REMOVAL OF DIRECTORS. Unless otherwise restricted by the Certificate of Incorporation or by law, any Director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of Directors.

                                   ARTICLE III

                                    OFFICERS

     SECTION 1. ELECTION, TERM OF OFFICE, APPOINTMENTS. The Board of Directors shall elect the following officers at its annual meeting: a Chief Executive Officer, a President, a Chief Financial Officer, one or more Vice Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers. The Board may also elect, appoint or provide for the appointment of, such other officers and agents as may from time to time appear necessary or advisable in the conduct of the affairs of the Corporation. Officers shall hold office until the corresponding meeting in the next year and until their successors shall have been duly chosen and qualified in their stead or removed in the manner provided in Section 11 of this Article III. Any vacancy in any of the offices may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

     SECTION 2. CHAIRMAN. If a Chairman of the Board is elected or appointed, he shall have general control and management of the business affairs and policies of the corporation. He shall be generally responsible for the proper conduct of the business of the Corporation. Except where by law the signature of the President is required, the Chairman shall possess the same power as the President to sign all certificates, contracts, and other instruments of the Corporation. During the absence or disability of the President, he shall exercise all the powers and discharge all the duties of the President. He shall preside at all meetings of the stockholders and of the Board of Directors at which he is present; and, in his absence, the President shall preside at such meetings. He

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shall have such other powers and perform such other duties as from time to time may be conferred or imposed upon him by the Board of Directors.

     SECTION 3. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall have overall responsibility for, and general supervision of, the management of the business of the Corporation and the establishment of its policies. In the absence of the Chairman of the Board of the Board, the Chief Executive Officer shall preside over meetings of the stockholders and of the Board of Directors. All powers of the President of the Corporation may be exercised by the Chief Executive Officer, and the Chief Executive Officer may appoint such subordinate officers as the Chief Executive Officer deems proper. The Chief Executive Officer may sign and execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, contracts or other instruments or documents, except in cases where the execution thereof shall have been expressly delegated to some other officer or agent of the Corporation. The Chief Executive Officer shall have such other powers and duties as are incident to the office of Chief Executive Officer or as may be prescribed from time to time by law, these bylaws or the Board of Directors.

     SECTION 4. PRESIDENT. The President elected by the Board may sign and execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, contracts or other instruments or documents, except in cases where the execution thereof shall have been expressly delegated to some other officer or agent of the Corporation. The President elected by the Board may sign (with the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary) certificates of stock or other securities of the Corporation. The President elected by the Board shall have such other powers and duties as are incident to their respective offices or as may be prescribed or required from time to time by law, these bylaws, the Board of Directors or the Chief Executive Officer.

     SECTION 5. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall have overall responsibility for the corporate-wide treasury functions and financial reporting obligations of the Corporation. The Chief Financial Officer may sign and execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, contracts or other instruments or documents, except in cases where the execution thereof shall have been expressly delegated to some other officer or agent of the Corporation, and shall have such other powers and duties as are incident to his or her office or as may be prescribed from time to time by these bylaws or the Board of Directors.

     SECTION 6. VICE PRESIDENT. In the absence of the President or in the event of his inability or refusal to act, the Vice President shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all


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restrictions upon the President. The Vice President shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     SECTION 7. SECRETARY AND ASSISTANT SECRETARY. The Secretary shall attend all meetings of the Board of Directors and all meetings of the Stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. The Secretary shall have custody of the corporate seal of the Corporation, if any, and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the Secretary's signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation, if any, and to attest the affixing by his or her signature. The Assistant Secretary, or if there be more than one, the Assistant Secretaries, shall, in the absence of the Secretary or in the event of the Secretary's inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     SECTION 8. TREASURER AND ASSISTANT TREASURERS. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all the Treasurer's transactions as Treasurer and of the financial condition of the Corporation. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers, shall, in the absence of the Treasurer or in the event of the Treasurer's inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     SECTION 9. OFFICERS HOLDING TWO OR MORE OFFICES. Any two of the above-mentioned offices, except those of President and a Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument be required by statute, by the Certificate of


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Incorporation or by these Bylaws, to be executed, acknowledged or verified by any two or more officers.

     SECTION 10. COMPENSATION. The Board of Directors shall have power to fix the compensation of all officers of the Corporation.

     SECTION 11. REMOVAL. Any officer of the Corporation may be removed, with or without cause, by a vote of a majority of the entire Board of Directors at a meeting called for that purpose, or by an officer upon whom such power of removal may have been conferred.

                                   ARTICLE IV

                                      STOCK

     SECTION 1. CERTIFICATES. Each Stockholder shall be entitled to a certificate or certificates certifying the number and kind of shares owned, signed in the name of and for and on behalf of the Corporation by the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, and sealed with the seal of the Corporation, if any.

     SECTION 2. TRANSFER OF SHARES. Transfers of stock shall be made upon the books of the Corporation upon presentation of the certificates by the registered holder in person or by duly authorized attorney, or upon presentation of proper evidence of succession, assignment or authority to transfer and upon surrender of the certificate therefore.

     SECTION 3. RECORD DATES. The Board of Directors is hereby authorized to fix in advance a record date in accordance with Section 213 of the General Corporation Law of Delaware.

                                    ARTICLE V

                               GENERAL PROVISIONS

     SECTION 1. DIVIDENDS. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or


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reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

     SECTION 2. SEAL. The Corporate Seal of the Corporation, if any, shall bear the name of the Corporation and the words "CORPORATE SEAL, DELAWARE" and may bear the year of incorporation. If deemed advisable by the Board of Directors, a duplicate seal or duplicate seals may be provided and kept for the necessary purposes of the Corporation.

     SECTION 3. VOTING UPON STOCK IN OTHER CORPORATIONS. Any stock in other corporations, which may from time to time be held by the Corporation, may be represented and voted at any meeting of stockholders of such other corporations (including consent of the stockholders in lieu of a meeting) by the President or any Vice President of the Corporation and by any other officer or nominee of the Corporation when authorized by the Board of Directors.

     SECTION 4. INDEMNIFICATION OF OFFICERS AND DIRECTORS. Except as otherwise provided by Delaware law, each person who is or was serving as a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation against any costs or expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, which are actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether criminal, civil, administrative or investigative, and whether brought by or in the right of the Corporation to procure a judgment in its favor, to which such person is made a party or threatened to be made a party by reason of the fact that he is or was a director or officer of the Corporation, or is or was at the request of the Corporation serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Such right to indemnification, however, may be made only as authorized in any particular case by the Board of Directors by (1) a majority vote or a quorum thereof consisting of directors not parties to the action, suit or proceeding, or (2) if such a quorum is not obtainable or, if obtainable, a majority thereof so directs, by independent legal counsel (who, if a quorum of disinterested directors is not obtainable, shall be selected by a majority vote of the full Board) in a written opinion, or (3) by the Stockholders, upon a determination that the person to be indemnified did, under the circumstances involved, act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action, upon a determination that the person to be indemnified had no reasonable cause to believe that his or her conduct was


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unlawful. The Corporation shall advance the costs and expenses (including attorneys' fees) reasonably incurred by each person in defending any civil or criminal action, suit or proceeding herein described in advance of the final disposition thereof, if authorized by the Board of Directors in the specific case, upon receipt of an undertaking by or on behalf of such person to repay any or all of such amount as to which it may be ultimately determined under this By-Law that such person is not entitled. The indemnification provided by this By-Law provision shall not be exclusive of any other right to which those indemnified may be entitled under the laws of the State of Delaware, as now in effect or as hereafter amended, or under any other by-law or any agreement, vote of the stockholders or disinterested directors, or otherwise, and shall not limit in any way any right which the Corporation may have to make further indemnifications with respect to the same or different persons or classes of persons.

     SECTION 5. AMENDMENTS. These Bylaws, whether made by the Stockholders or by the Board of Directors, may be amended, added to or repealed at any meeting of the Board of Directors or the Stockholders.

     SECTION 6. REGISTERED OFFICE AND REGISTERED AGENT. The location of the registered office and the name of the registered agent of the Corporation in the State of Delaware shall be as stated in the Certificate of Incorporation or as determined from time to time by the Board of Directors and on file in the appropriate public offices of the State of Delaware pursuant to applicable provisions of law.

     SECTION 7. CORPORATE OFFICES. The Corporation may have such other corporate offices and places of business anywhere within or without the State of Delaware as the Board of Directors may from time to time designate or the business of the Corporation may require.

     SECTION 8. FISCAL YEAR. The fiscal year of the Corporation shall be the twelve months ending on December 31 of each year, unless otherwise provided by the Board of Directors.


                                        /s/ Sara L. Henning
                                        ----------------------------------------
                                        Sara L. Henning, Assistant Secretary

Dated: March 1, 2002


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